Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors HealthTronics, Inc.: We consent to the incorporation by reference the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-31820) pertaining to the HealthTronics, Inc. stock option plan;

2.	Registration Statement (Form S-8 No. 333-43412) pertaining to the HealthTronics Surgical Services, Inc. 2000 stock option plan;

3.	Registration Statement (Form S-8 No. 333-68292) pertaining to the HealthTronics Surgical Services, Inc. 2001 stock option plan;

4.	Registration Statement (Form S-8 No. 333-104403) pertaining to the HealthTronics Surgical Services, Inc. 2002 stock option plan;

5.	Registration Statement (Form S-8 No. 333-120430) pertaining to the Prime Medical Services, Inc. 2003 stock option plan and 1993 stock option plan;

6.	Registration Statement (Form S-8 No. 333-126301) pertaining to the HealthTronics, Inc. 2004 equity incentive plan;

7.	Registration Statement (Form S-8 No. 333-135100) pertaining to the HealthTronics, Inc. 2004 equity incentive plan;

8.	Registration Statement (Form S-3 No. 333-106867) of HealthTronics, Inc.; and

9.	Registration Statement (Form S-3 No. 333-114221) of HealthTronics, Inc.

of our reports dated March 8, 2007, with respect to the consolidated financial statements of HealthTronics, Inc., HealthTronics, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of HealthTronics, Inc., included in this Annual Report (Form 10-K) of HealthTronics, Inc. for the year ended December 31, 2006.

/s/ Ernst & Young LLP
Austin, Texas
March 8, 2007